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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 12, 1999
                                                        -----------------


                        UNION FINANCIAL BANCSHARES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                       1-5735                    57-1001177
      --------                       ------                    ----------
(State or other Jurisdiction of    (Commission               (IRS Employer
incorporation or organization)     File Number)              Identification No.)


203 West Main Street, Union, South Carolina                    29379-0886
-------------------------------------------                    ----------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code         (864) 427-9000
                                                           --------------


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)






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ITEMS 1, 3, 4, 5, 6, 8 AND 9.   NOT APPLICABLE.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         ------------------------------------

      As of 11:59 p.m. on November 12, 1999 (the "Effective Time"), the merger of Union Financial Bancshares, Inc., a Delaware corporation ("Union"), and South Carolina Community Bancshares, Inc., a Delaware corporation ("SCCB"), was completed with Union as the surviving corporation. The merger was completed pursuant to an Agreement and Plan of Merger, dated as of July 1, 1999, by and between Union and SCCB (the "Merger Agreement"). In addition, on November 12, 1999, Community Federal Savings Bank, a federally chartered savings bank ("Community Federal"), merged with and into Provident Community Bank, a federally chartered savings bank ("Provident"), with Provident being the surviving corporation, pursuant to the Merger Agreement and the related Plan of Bank Merger, dated as of November 8, 1999, by and between Provident and Community Federal. Pursuant to the Merger Agreement, Quay McMaster, Philip C. Wilkins and John S. McMeekin will be appointed to the Board of Directors of Union and Provident and Mr. Alan Pullen, formerly President and Chief Executive Officer of SCCB and Community Federal, will be appointed Senior Vice President/City Executive of Provident.

      Pursuant to the Merger Agreement, each outstanding share of SCCB common stock, par value $0.01 per share ("SCCB Common Stock"), has been converted into the right to receive 0.98 shares of Union common stock and par value $0.01 per share ("Union Common Stock"); and $6.54 in cash. Union will issue approximately 535,900 shares of Union Common Stock to the former shareholders of SCCB. The cash portion of the merger consideration will total approximately $3.58 million.

      Each holder of options to purchase shares of SCCB Common Stock that have been issued by SCCB and that are outstanding at the Effective Time ("SCCB Options") have been cashed out. A total of 42,526 SCCB Options were cashed out at a cost of approximately $144,000.

      On November 12, 1999, Union issued a press release which reported the closing of the merger with SCCB. The press release announcing the closing of the merger is attached as Exhibit 99.3.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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            (a) As of the date of this filing, it is impracticable to provide financial statements for Union or SCCB. The required financial statements will be filed as soon as possible and in no event later than January 26, 2000.

            (b) As of the date of this filing, it is impracticable to provide pro forma financial information required pursuant to Article 11 of Regulation S-X. The required pro forma financial information will be filed as soon as possible and in no event later than January 26, 2000.

            (c) Exhibits. The following Exhibits are filed as part of this report:

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      Exhibit No.                           Description
      -----------                           -----------

        2.1 Agreement and Plan of Merger, dated as of July 1, 1999, by and between Union Financial Bancshares, Inc. and South Carolina Community Bancshares, Inc.*

       99.1                   Press release issued on November 9, 1999.

       99.2                   Press release issued on November 10, 1999

       99.3                   Press release issued on November 12, 1999.


      *Incorporated by reference to the Form 8-K (SEC File No. 033-80808) filed by Union on July 9, 1999.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UNION FINANCIAL BANCSHARES, INC.



Dated:   November 15, 1999          By:  /s/ Dwight V. Neese
                                         ---------------------------------------
                                         Dwight V. Neese
                                         President and Chief  Executive Officer








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